Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of September 30, 2019 (this “Amendment”), with respect to that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of August 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among BRISTOW GROUP INC., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings” and the “Lead Borrower”) and BRISTOW HOLDINGS COMPANY LTD. III, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Co-Borrower” and together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors party thereto from time to time, certain of which are debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code, each Lender from time to time party thereto and ANKURA TRUST COMPANY, LLC, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”).

In consideration of the execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used but not defined herein shall have their respective meanings set forth in the Existing Credit Agreement.

2. Amendments to the Existing Credit Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below):

a.	Section 5.1(a) is hereby amended by replacing the text “September 30, 2019” in the third line with “October 31, 2019”.

b.	Section 5.1(b) is hereby amended and restated in its entirety as follows:

“(b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending June 30, 2019 (and in the case of the Fiscal Quarter ending June 30, 2019 or the Fiscal Quarter ending September 30, 2019, by December 31, 2019), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous Fiscal Year; provided, that a breach by the Borrower of this Section 5.1(b) with respect to the Fiscal Quarter ending June 30, 2019 or the Fiscal Quarter ending September 30, 2019 shall not be subject to the 30-day cure period set forth in Section 8.1(f) hereof;”

3. Effectiveness. This Amendment will become effective upon the earliest date (the “Amendment Effective Date”) on which the Administrative Agent shall have received from (i) each Borrower an executed counterpart of this Amendment (or photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original) and (ii) the Lenders collectively representing the Required Lenders a written consent (which may be provided by any electronic means) to this Amendment in accordance with Section 10.2(b) of the Existing Credit Agreement.

4. Representations and Warranties. Each Borrower represents and warrants as of the date hereof that, after giving effect to this Amendment, (i) subject to Bankruptcy Law and the terms of the DIP Order with respect to each Debtor, the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement will be true in all material respects on and as of the date hereof, except to the extent such representations and warranties are limited to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) no Event of Default will have occurred and be continuing on such date.

5. Continuing Effect of the Credit Agreement. This Amendment is limited solely to the matters expressly set forth herein and does not constitute an amendment, waiver or consent to any provision of the Credit Agreement other than as set forth in Section 2 hereof. Except as expressly set forth in this Amendment, the Credit Agreement remains in full force and effect, and each Borrower and the Lenders acknowledge and agree that all of their respective obligations hereunder and under the Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein. From and after the Amendment Effective Date, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.

6. Miscellaneous. Each Borrower acknowledges and agrees that (i) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms following the execution of this Amendment and after giving effect thereto, (ii) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (iii) this Amendment shall not be considered a novation.

7. Miscellaneous. The provisions of Article X of the Credit Agreement, as applicable, are incorporated herein to this Amendment, mutatis mutandis, by reference as if fully set forth herein.

This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BRISTOW GROUP INC., as Lead Borrower

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Vice President and Treasurer

BRISTOW HOLDINGS COMPANY LTD. III, as Co-Borrower

By:	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Vice President and Treasurer

[Signature Page to Amendment No. 1]

ANKURA TRUST COMPANY, LLC, as Administrative Agent

By:	/s/ Lisa J. Price
Name: Lisa J. Price
Title: Managing Director

[Signature Page to Amendment No. 1]